Exhibit 5.1
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION

                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 415/493-9300 FACSIMILE 415/493-6811


                                October 15, l997

Fremont General Corporation
2020 Santa Monica Blvd., Suite 600
Santa Monica,California 90404


Re: Opinion of Wilson Sonsini Goodrich & Rosati, P.C.


Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about October 16, 1997, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,426,368 shares of the Common Stock of Fremont General Corporation (the "Company") reserved for issuance under the Fremont General Corporation 1997 Stock Plan (the "Plan").

     As your outside legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of said shares. It is our opinion that, upon completion of the proceedings to be taken prior to issuance of the shares pursuant to the Plan and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, said shares, when issued and sold in the manner referred to in the Plan and the agreements which accompany the Plan, will be legally and validly issued, fully-paid and nonassessable.

     We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, including the Prospectus constituting a part thereof, and amendments thereto.


                                                Very truly yours,


                                                WILSON SONSINI GOODRICH & ROSATI
                                                Professional Corporation




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